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                                EXHIBIT TO S-4
                            REGISTRATION STATEMENT
                                 EXHIBIT 23.F
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                      CONSENT OF CHARLES WEBB & CO., LPA



                     [CHARLES WEBB & COMPANY LETTERHEAD]



June 2, 1995



Board of Directors
United Financial Bancorp, Inc.
619 Main Street
Vincennes, IN  47591

We hereby consent to the use of our firm's name in the Form S-4 Registration Statement, and any amendments thereto, for National City Bancshares, Inc., and to the inclusion of, summary of and references to our Fairness Opinion in such filings including the Proxy Statement - Prospectus of United Financial Bancorp, Inc.

Very truly yours,


/s/ Patricia A. McJoynt
Patricia A. McJoynt
Executive Vice President